<PAGE i>

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the registrant     [X]
Filed by a party other than the registrant   [  ]
Check the appropriate box:

[X]  Preliminary proxy statement					[ ]   Confidential, for Use of
                                           the Commission Only (as
                                           permitted by Rule 14a-6(e)(2))
[  ]   Definitive proxy statement
[  ]   Definitive additional materials
[  ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               DSSI CORPORATION
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                             DSSI CORPORATION
-----------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ]	No fee required.
[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)  Title of each class of securities to which transaction applies:	N/A

	(2)  Aggregate number of securities to which transactions applies:	N/A

	(3)  Per unit price or other underlying value of transaction computed
      pursuant to Exchange Act Rule 0-11:(1) 	N/A

	(4)	 Proposed maximum aggregate value of transaction:	$400,000

	(5)	 Total fee paid:	$80

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 		(1)   Amount previously paid:
			(2)   Form, schedule or registration statement no.:
			(3)   Filing party:
   (4)   Date filed:

-----------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

<PAGE ii>

                             DSSI Corporation
                              P.O. Box 1570
                         West Chester, PA 19380

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           October 22, 1997


To the shareholders of DSSI Corporation

	Notice is hereby given that a Special Meeting of Shareholders of DSSI Corporation (the "Company") will be held at the offices of Wachtel & Masyr, LLP, 110 East 59th Street, New
York, New York, on Wednesday, October 22, 1997, at 2:00 o'clock in the afternoon for the following purposes:

	(1)	To authorize the Company to enter the business of
manufacturing and distributing sports equipment, which action will be effected through: (a) the sale of 10,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common
Stock"), to Michael J. Blumenfeld at $.20 per share or an aggregate purchase price of $2,000,000 and (b) the sale by Mr. Blumenfeld to the Company, at cost, of the assets (including corporate name) of Collegiate Pacific Inc. f/k/a Nitro Sports Inc., which company is commencing engagement in the business of distributing sports equipment to the institutional markets.

	(2)	To authorize the change of name of the Company from
DSSI Corporation to Collegiate Pacific Inc., but only if the prior proposal is approved and the sale to Mr. Blumenfeld is consummated.

	Each shareholder of record at the close of business on Tuesday, September 30, 1997, is entitled to cast, in person by proxy, one vote for each share of the Common Stock held by such shareholder on such date.

                          						By order of the Board of Directors



                          						Patrick J. Brennan, CPA
                          						Secretary
Dated:  October 2, 1997
_____________________________________________________________________
YOUR PROXY IS IMPORTANT NO MATTER NOW MANY SHARES YOU OWN.
PLEASE FILL-IN, DATE, SIGN AND MAIL IT TODAY IN THE ACCOMPANYING
SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN
THE UNITED STATES.
_____________________________________________________________________

<PAGE 1>

                        DSSI Corporation
                         P.O. Box 1570
                    West Chester, PA 19380

        PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                 To be held on October 22, 1997


	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DSSI Corporation (the "Company"), a Pennsylvania corporation which, pending the acquisition of a new business, uses the residence of its Chief Financial Officer as its principal office, the mailing address of which is P.O. Box 1570, West Chester, Pennsylvania 19380, for use at a Special Meeting of Shareholders to be held on Wednesday, October 22, 1997 or at any adjournment or adjournments thereof. Only shareholders of record at the close of business on Tuesday, September 30, 1997 (the "Record Date"), are entitled to vote at the meeting. Proxy material is first being mailed on or about Thursday, October 2, 1997, to the Company's shareholders of record on the Record Date.

                       VOTING SECURITIES

	The voting securities at the meeting will consist of 4,446,017 shares of Common Stock $0.01 par value (the "Common Stock"). Each shareholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such shareholder at the close of business on the Record Date.

	Shareholders who execute proxies retain the right to revoke them by notifying the Company at any time before they are voted. Such revocation may be effected by execution of a subsequently dated proxy or by a letter to the Company, sent to the attention of the Secretary at the address of the Company's principal office set forth above in the introductory paragraph of this Proxy Statement or delivered at the Meeting, revoking the proxy. Unless so revoked, the shares represented by proxies solicited by the Board of Directors of the Company will be voted at the Meeting in accordance with the direction given therein. If no direction is given, a properly executed proxy will be voted in favor of the two proposals set forth in the Notice of Special Meeting to authorize the Company (1) to enter the new business of manufacturing and distributing sports equipment and (2) to change its name from DSSI Corporation to Collegiate Pacific Inc. The latter proposal, if approved by the shareholders, will be implemented only if the first proposal is approved and the sale of shares to Michael J. Blumenfeld as described in the succeeding paragraph is consummated and will be effected by the filing of a Certificate of Amendment to the Company's Articles of Incorporation.

	A majority of the votes cast at the Meeting shall be necessary to approve each of the proposals set forth in the Notice of Special Meeting to authorize (1) the Company to enter the business of manufacturing and distributing sports equipment, which action will be effected through (a) the sale of 10,000,000 shares of the Common Stock to Michael J. Blumenfeld at $.20 per share or an aggregate purchase price of $2,000,000 and (b) the sale by Mr. Blumenfeld to the Company, at his cost (estimated to be $400,000), of the assets (including cash advances and the corporate name) of Collegiate Pacific Inc. f/k/a Nitro Sports Inc.; and (2) the change of the name of the Corporation from DSSI Corporation to Collegiate Pacific Inc. Simultaneously with the closing of the sale to Mr. Blumenfeld, two current directors of the Company (Jeff Davidowitz and John

<PAGE 2>

Pappajohn, their affiliates and designees and a non-affiliated 5% beneficial shareholder (James A. Gordon) will purchase an aggregate of 1,500,000 shares also at $.20 per share or an aggregate purchase price of $300,000. If the sale to Mr. Blumenfeld is consummated, he will have the right to designate a majority of the directors. See "Proposal One: To Enter a New Business - Sale to Michael J. Blumenfeld."

 A shareholder shall not have the right to receive payment for his, her or its shares of the Common Stock as a result of shareholder approval of either of the proposals. As indicated under "Securities Ownership of Certain Beneficial Owners and Management," the three directors of the Company and a non-affiliated beneficial owner therein named may vote an aggregate of 2,722,820 shares of the Common Stock or 61.2% of the outstanding shares of the Common Stock as of the Record Date (without giving effect to any stock options or Common Stock purchase warrants held by them) and have committed themselves to vote for the two proposals. Assuming that these commitments are kept, the two proposals will be approved even if all of the other shareholders vote against such proposals. Under the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), no shareholders' approval is required as to either proposal; however, in the Company's Proxy Statement dated May 23, 1997 (the "Prior Proxy Statement") for the Annual Meeting of the Shareholders held on June 16, 1997, the Board committed itself that "any proposal for entering into new operations will be presented to the shareholders for approval at either an annual or special shareholders' meeting" and that, at the time the Company commences new operations, the "directors will consider a more desirable name relating to the type of business and submit the same to the shareholders for their approval." Even though their votes may not change the outcome of the vote, the Board urges all shareholders to vote on the two proposals which are important to the future of the Company and recommends a vote in favor of both proposals for the reasons set forth in this Proxy Statement. Assuming that the two proposals submitted herewith are approved, all future proposals regarding the operations of the Company will be submitted for vote by the shareholders only as required by the BCL or other applicable law.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

	The following table sets forth certain information as of the Record Date with respect to (1) all persons who are known to the Company to own beneficially, or exercise voting or dispositive control over, 5% or more of the outstanding shares of the Common Stock, (2) each current director, (3) the former acting chief executive officer of the Company and the other executive officer of the Company whose compensation exceeded $100,000 during the fiscal year ended June 30, 1997 ("Fiscal 1997") and (4) all directors and officers as a group. Each beneficial owner, except James A. Gordon and William Davidowitz, has advised the Company that he has sole voting and investment power with respect to his shares except as to those shares still subject to exercise of a stock option or a Common Stock purchase warrant as to which there are no voting rights until the option or warrant is exercised.
The information in the table as to each of Mr. Gordon and Mr. William Davidowitz was derived from a Schedule 13D filed by him pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

<PAGE 3>

                            		 	  Number of Shares
Name and Address of			            of Common Stock		          Percent of
Beneficial Owner			               Beneficially Owned		       Class (1)
-------------------               ------------------         ----------

James A. Gordon			                   785,093			                17.7%
Edgewater Private Equity
Fund L.P.
666 Grand Avenue, Suite 200
De Moines, IA  50309

John Pappajohn (2)			                1,436,408(3)	           		31.3%
c/o Pappajohn Capital Resources
2116 Financial Center
Des Moines, IA  50309

Jeff Davidowitz (2)			                410,000(4)		            	 9.2%
c/o JIBS Equities
Line and Grove Streets
P.O. Box 87
Nanticoke, PA  18634

William Davidowitz			                  260,000		              	 5.8%
c/o JIBS Equities
Line and Grove Streets
P.O. Box 87
Nanticoke, PA  18634

Stephen C. Turner (2)			               26,000(4)               	nil
c/o Oncor, Inc.
209 Perry Parkway
Gaithersburg, MD  20877

Joseph R. Shaya (5)	              		   125,000(6)	              2.7%
1951 Sage Drive
Golden, CO  80401

Patrick J. Brennan (7)			              50,000(8)		             	1.1%
1341 Greenhill Road
Westchester, PA  19380

All Executive Officers and		           1,922,408(9)		           41.0%
Directors as a Group (4
 Persons)

__________________________

(1)	The percentages are based upon 4,446,017 shares of the Common
    Stock being outstanding on the Record Date and, where appropriate, effect is given to the exercise of stock options or

<PAGE 4>

    Common Stock purchase warrants as required by Rule 13d-
    3(d)(1)(i) under the Exchange Act.

(2)	A director of the Company.

(3)	The shares reported in the table include an aggregate of
    144,681 shares, after giving effect to anti-dilution provisions, subject to Common Stock purchase warrants expiring February 17, 1998, March 11, 1998 and March 30, 1998 granted to Mr. Pappajohn in connection with a loan guaranty and pledge.

(4)	The shares reported in the table reflect or include 25,000
    shares issuable upon exercise of a stock option expiring
    August 9, 1999.

(5)	M. Shaya served as a consultant to the Company from June 1,
    1994 to June 27, 1997, during which period he served as the Acting President and Chief Executive Officer of the Company.

(6)	The shares reported in the table reflect 125,000 shares
    issuable upon exercise of a stock option expiring August 9, 1999.

(7)	Mr. Brennan is the Vice President, Finance, the Secretary,
    the Chief Financial Officer and the Chief Accounting Officer of the Company.

(8)	The shares reported in the table reflect 25,000 shares
    issuable upon the exercise of each of two stock options, one expiring August 9, 1999 and the other expiring June 16, 2002.

(9)	The shares reported in the table reflect those reported for
    a director elsewhere in the table (see the text relating to Notes (3) and (4)) and for the sole executive officer (see the text relating to Note (8) for Mr. Brennan). The shares reported in the table do not include those for Mr. Shaya because he was not an executive officer on the Record Date.

             PROPOSAL ONE:  TO ENTER A NEW BUSINESS

Background

	From August 1989 to June 16, 1987, the Company was engaged in the business of developing and marketing tests for cocaine, opiates (heroin, morphine and codeine), methamphetamine, THC (marijuana), barbiturates, PCP (phencyclidine), amphetamines and benzodiazepines using urine samples. As a result of the Company's net losses and negative cash flow from these operations and the Board's recognition that the Company had not been able to become a competitive force in the on-site drug testing industry because it is an emerging market requiring a significant amount of on-going resources, which the Company was unable to raise, while all of the industry competition were substantially better funded than the Company and thus able to invest more money and people in the process of getting products to market, the Company's Board of Directors initiated a search for a suitable strategic partner or a purchaser, which search, after a two-year period, culminated in a purchase and sale agreement dated March 17, 1997 (the "Sales Agreement") with Casco Standards, Inc. ("Casco"), a Wisconsin corporation with its principal offices at 500 Riverside Industrial Parkway, Portland, ME 04103-1418. Casco is a

<PAGE 5>

subsidiary of Erie Scientific, which is a subsidiary of Sybron International Corporation, a publicly traded company (NYSE: SYB).
On June 16, 1997, after receiving shareholder approval at the Annual Meeting of Shareholders held on the same day, the Company sold the business and substantially all of its assets (other than cash and accounts receivable) to Casco for $1,950,000. In addition, the Company agreed to furnish to Casco a six-month supply of products for which Casco agreed to pay the Company's standard charges. Pursuant to the Sales Agreement, the Company paid $600,000 to AccuScreen Labs, Inc. ("AccuScreen") to terminate the Company's exclusive license and distributorship agreement with AccuScreen, which agreement Casco did not want to assume and for which termination Casco had increased the purchase price from $1,600,000 to $1,950,000.

	As a result of the sale to Casco, the Company became a shell corporation and, after the payment to AccuScreen, the payment of closing costs and the payment of some of the then existing liabilities, became a publicly held company with $305,559 in liabilities, a cash reserve of $801,979, subject to collection of accounts receivable (which, as indicated above, were not part of the assets sold to Casco and which were $53,073 as of June 30,
1997), the collection of the holdback of $160,000 as part of the Casco purchase and the incurrence of expenses relating to a company registered under Section12(g) of the Exchange Act, including completion of the audit for Fiscal 1997. From July 1, 1997 to August 31, 1997, the Company had collected $51,629 of the accounts receivable with $1,414 still to be collected. After the sale, the Board of Directors initiated a search for strategic opportunities so that the Company could enter a new business not related to drug testing. As previously reported in the Prior
Proxy Statement, the directors were of the opinion that the shareholders would have a better opportunity to realize more though the Company entering a new business than by liquidating the Company (estimated then that the shareholders would receive $.23 per share on liquidation).

	After the sale, Patrick J. Brennan, Vice President, Chief Financial Officer and Secretary of the Company, and John G. Connolly were employed full time until the audit for Fiscal 1997 was completed. All other employees were terminated. Mr. Brennan has continued to serve the Company on a part-time basis, with responsibility for all necessary filings under the federal securities laws and federal, state and local tax laws. The monthly costs for these services are approximately $3,500, which outlay is largely offset by interest income from the sale proceeds. In addition, the Company continues to incur stock transfer agent fees and expenses and has continued its directors' and officers' liability insurance, all other insurance coverages being terminated as a result of the sale of assets to Casco.

Sale to Michael J. Blumenfeld

	As a result of its search, the Board received an offer from Michael J. Blumenfeld to purchase 10,000,000 shares of the Common Stock at $.20 per share or an aggregate purchase price of $2,000,000. Mr. Blumenfeld was the founder, chief executive officer (serving as such for 25 years) and largest individual shareholder of Sport Supply Group, Inc. ("Sport Supply") (NYSE:
GYM) until December 1996, at which time control of Support Supply was sold to Emerson Radio Corp. ("Emerson") (ASE: MSN). Sport Supply is recognized as the nation's largest supplier of sports equipment to the institutional markets. Subsequently, Mr. Blumenfeld has had incorporated a corporation named Collegiate Pacific Inc. ("CPI") in which he owns 100% of the stock, has engaged a staff and is preparing sales brochures to enter the business of manufacturing and distributing sports equipment to the institutional markets. He has advised the Company that he has

<PAGE 7>

no non-compete arrangements with either Sport Supply or Emerson, so that there are no restrictions on him operating CPI or, after consummation of the proposed sale by the Company to him of the controlling shares, for the Company to enter the same business.

 After performing certain background checks with respect to
Mr. Blumenfeld and reviewing with him his intended plans for the Company, the Board of Directors approved the sale on August 12, 1997 and the Company entered into a Stock Purchase Agreement dated as of August 18, 1997 (the "Stock Purchase Agreement" ) with Mr. Blumenfeld. The directors unanimously concluded that, in view of Mr. Blumenfeld's apparently substantial experience on behalf of Sports Supply and the opportunities in the industry, combined with the capital infusion he would make, this was the type of strategic opportunity for a new business for the Company for which they had been searching. The Stock Purchase Agreement provides that, if the sale to Mr. Blumenfeld is consummated, the Board of Directors shall consist of one designee of the existing Board (which designee is expected to be Jeff Davidowitz) and at least two designees of Mr. Blumenfeld. Information with respect to his three proposed nominees is given under "Proposed Nominees for Directorships." The Stock Purchase Agreement also provides that Mr. Brennan's services on behalf of the Company will be phased out during the 30-day period following the closing of the stock transaction. One of the other conditions to closing is that shareholder approval be obtained. A copy of the Stock Purchase Agreement has been filed as an exhibit to the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the "Commission") on September 11, 1997. The Report can be inspected and copies made at the public reference facilities of the Commission at Room 104, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York, 10048 and Northwestern Atrium Center, 500West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. A copy of the Report can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web Site that contains reports, proxy and information statements and information regarding registrants like the Company that file electronically with the Commission at the following Web
site address:  http://www/sec.gov.   A copy can also be obtained
from the Company by writing Mr. Brennan at the address shown in the introductory heading to this Proxy Statement or by calling him at (610) 696-3479.

 As of the Record Date, there were 4,446,017 shares of the Common Stock outstanding and there were reserved an aggregate of 916,029 shares of the Common Stock consisting of (1) an aggregate of 345,000 shares reserved for issuance upon the exercise of stock options (the "Options") granted under the Company's 1994 Stock Option Plan (the "Option Plan"), (2) an aggregate of 155,000 shares reserved for issuance upon the exercise of the Options to be granted under the Option Plan and (3) an aggregate of 416,029 shares reserved for issuance upon the exercise of outstanding Common Stock purchase warrants (the "Warrants"). If the 10,000,000 shares are sold to Mr. Blumenfeld and the 1,500,000 shares are sold to the other prospective purchasers (see the section "Sales to Others" under this caption "Proposal One: To Enter A New Business"), Mr. Blumenfeld will own 62.7% of the outstanding shares assuming that no Options and Warrants are exercised and 59.3% assuming that the outstanding Options and Warrants are exercised. The Stock Purchase Agreement provides that the Board of Directors will reserve an additional 400,000 shares of the Common Stock for issuance to members of the Board of Directors designated by Mr. Blumenfeld at a price not less than the fair market value of such shares.

<PAGE 7>

	The purposed purchase price represented approximately the market price of the Common Stock at the time Mr. Blumenfeld's offer was made and accepted by the Board of Directors on August 12, 1997. The following were the high and low bid prices of the Common Stock as reported in the OTC Bulletin Board by the National Association of Securities Dealers, Inc. on the dates indicated:

                        Bid Prices(1)
                       ----------------
Date				               High			      Low
------                 ----         ---

8/7/97			             $0.25		      $0.25
8/8/97				             0.203			     0.203
8/11/97			             0.25			      0.203
8/12/97		             	0.203	     		0.203
8/13/97		             	0.250		     	0.203
8/14/97			             0.250			     0.203
8/15/97		             	0.328			     0.250
8/18/97(2)			          0.563		   	  0.281

___________________

(1)	The foregoing quotations reflect inter-dealer prices,
    without mark-up, mark-down or commissions, and may not represent actual transactions.

(2) The date of the Stock Purchase Agreement.

Sale to Others

	At the closing for the sale to Mr. Blumenfeld, the Company will sell an aggregate of 1,500,000 shares of the Common Stock to persons other than Mr. Blumenfeld, also at $.20 per share or an aggregate purchase price of $300,000. The prospective purchasers are:

	1.	John Pappajohn, a director of the Company and his
designees, as to 500,000 shares. As of the Record Date, Mr. Pappajohn was the beneficial owner of 1,436,408 shares of the Common Stock, which amount includes 144,681 shares issuable upon the exercise of Warrants and constitutes 31.3% of the outstanding shares (29.1% of the voting shares at this Meeting).

	2.	Jeff Davidowitz, a director of the Company, William
Davidowitz, his father, and their designees, as to 500,000 shares. As of the Record Date, Jeff Davidowitz was the beneficial owner of 410,000 shares of the Common Stock, which amount includes 25,000 shares issuable upon the exercise of an Option and constitutes 9.2% of the outstanding shares (8.7% of the voting shares at this Meeting), and William Davidowitz was the beneficial owner of 260,000 shares of the Common Stock or 5.8% of the outstanding shares.

	3.	James A. Gordon, a beneficial owner of 5% or more of the
outstanding shares of the Common Stock as of the Record Date, and his designees as to 500,000 shares. As of the Record Date, Mr.
Gordon through Edgewater Private Equity Fund L.P., owned 785,093 shares of the Common Stock or 17.7% of the outstanding shares.

<PAGE 8>

	Accordingly, the prospective purchasers include the persons who own sufficient shares of the Common Stock to approve the two proposals at this Meeting no matter how the other shareholders vote with respect thereto and also constitute two of the three current directors. Only Stephen C. Turner of the current directors is not participating in the purchase.

	As a result of these prospective purchases of an aggregate of 1,500,000 shares of the Common Stock, Messrs. Pappajohn,
Davidowitz and Mr. Gordon and their affiliates and designees will own beneficially 4,221,820 shares or 26.5% of the outstanding without giving effect to their outstanding Options and Warrants and 4,391,501 shares or 27.5% when such effect is given.

	The result of the sales to Mr. Blumenfeld and the persons named in this section is to further dilute the stock ownership of persons other than the current directors and their affiliates (the "Minority Shareholders") as indicated in the following table which does not give effect to the outstanding Options and Warrants:

                       					                Minority
                                          Shareholders'
Date		            Outstanding Shares	   	Number of Shares	   	Percentages
------            ------------------     ----------------     ------------

Before sale	       4,446,017	             1,723,197	           38.8%
After sales	       15,946,017	            1,723,197	           10.8%

Purchase of Collegiate Pacific, Inc.

	If the sale of 10,000,000 shares of the Common Stock to Mr. Blumenfeld is consummated, he will sell to the Company, at his cost (currently estimated to approximate $400,000), the assets (including cash advances and the corporate name) of Collegiate Pacific, Inc. ("CPI") f/k/a Nitro Sports, Inc., a Texas corporation. The Company will also assume the then liabilities of CPI, the offices of which are located at 13950 Semlac Drive, Dallas, Texas 75234 and the telephone number of which is (972) 243-8100. CPI, of which Mr. Blumenfeld owns 100% of the outstanding shares of stock, was incorporated on April 14, 1997 to engage in the business of manufacturing and distributing sports equipment; however, as of this date, CPI has not begun marketing and thus has produced no revenues. CPI has, however, been doing market research, purchasing inventory, developing sales brochures and making arrangements for the products it intends to distribute, which will be distributed by the Company instead if the proposal for a change of business is approved at this Meeting. For information as to contemplated products, see the section "Change of Business" under this caption "Proposal One: To Enter A New Business."

	Mr. Blumenfeld currently serves as the President and Chief Executive Officer of CPI and will serve in such capacities with the Company after his purchase of the controlling shares.
Certain information with respect to current executive officers of CPI who will hold similar officerships in the Company after the sale is as follows:

	Arthur Coerver, age 55, is the Chief Operating Officer of CPI. From 1981 until 1997, Mr. Coerver was Vice President, Sales and Marketing, of Sports Supply. Mr. Coerver graduated from the University of Texas at Austin in 1965 with a BS in Mechanical Engineering.

<PAGE 9>

	Chad Edlein, age 26, is the Vice President of Corporate
Development of CPI.  From 1994 until 1997, Mr. Edlein was
Marketing Manager at Sports Supple. Mr. Edlein graduated from the University of North Texas in 1994.

	Under the Stock Purchase Agreement, Mr. Blumenfeld is to submit an itemized statement of his costs to the Board promptly after the closing at which he purchases the 10,000,000 shares of the Common Stock. The Board is obligated to meet within five business days of the receipt of such statement and the Company is obligated to make such purchase within three business days after the Board approves the purchase price (including any resolutions as to items in dispute). Based upon its current information, the Company believes that the purchase of the assets of CPI will be treated as a purchase for accounting purposes and that there will be no federal income tax consequences to the Company or its shareholders as a result thereof.

Change of Business

	If the first proposal set forth in the Notice of Special Meeting is approved and, subsequently, the sale of the controlling stock interest in the Company is purchased by Mr. Blumenfeld, the Company will enter the business of manufacturing and distributing sports equipment, including inflatable balls, nets for all sports, standards and goals for sports requiring such, weight lifting equipment and recreational products such as frisbees and horseshoes, to the institutional markets. Mr. Blumenfeld has been engaged in the sports equipment business for over 25 years. During his 25 years as a Chief Executive Officer of Sports Supply or its predecessors, such company completed 75 acquisitions and grew to have over 100,000 customers and to offer nearly 5,000 products. If the proposal is approved and the sale of stock is consummated, Mr. Blumenfeld intends to pursue a policy of strategic acquisitions, new licensing programs and corporate joint ventures in an attempt to grow the Company's business. He anticipates that the Company will initially offer 300 products. There can be no assurance that these acquisitions, licenses or joint ventures will be effectuated or obtained or as to the number of products to be offered by the Company. Furthermore, there can be no assurance that the sports equipment business or any other business hereafter entered into by the Company will be profitable or successful.

	Except for compliance with Section 14(a) of the Exchange Act and Regulation 14A promulgated thereunder relating to this Proxy Statement and the accompanying proxy, there are no federal or state regulatory requirements as to which the Company must comply or any approvals obtained in order for the Company to enter into the business of distributing sports equipment. Whenever the Company will hereafter elect to commence manufacturing sports equipment, compliance with certain federal and state regulatory requirements may become applicable to the Company.

            PROPOSAL TWO:  CHANGE OF CORPORATE NAME

	The Stock Purchase Agreement requires the Company to change its name from DSSI Corporation to Collegiate Pacific, Inc. As indicated in the Prior Proxy Statement, the name DSSI Corporation was adopted only temporarily, because the name Drug Screening Systems, Inc. was sold to Casco, until a more desirable name relating to the new business could be adopted. Although the BCL does not require shareholder approval of a change in corporate name, the Board had agreed in the Prior Proxy Statement to seek such approval.

<PAGE 10>

          RECOMMENDATION FOR APPROVAL OF BOTH PROPOSALS

	The Board of Directors unanimously recommends that shareholders approve the proposals to enter the business of manufacturing and distributing sports equipment and to change the corporate name to Collegiate Pacific Inc. because they believe that this new business, under the leadership of Mr. Blumenfeld, will afford the shareholders an opportunity to recoup potentially their investment in the Company and for the Company to realize future profits, as to neither of which results there can be any assurance. The Board also believes that the shareholders will realize more than if the Company were liquidated rather than consummating the transaction with Mr. Blumenfeld. As of June 30, 1997, the book value of the Company was $761,628 or $.17 per share, while the liquidation value (after paying all liquidating expenses) was estimated by management to be $.15 per share.

	Although, as indicated under the section "Sales to Others" under the caption "Proposal One: To Enter A New Business," the percentage of ownership of the shareholders who are not affiliated with the current directors and James A. Gordan (i.e., the Minority Shareholders) would be reduced, the Board does not consider this to be a material reason for the Minority Shareholders to vote against either proposal. Because of its history of continuing losses when the Company was engaged in the drug testing business, no dividends were ever paid nor was there a likely chance of such dividends because of the continuing cash requirements of the Company. Although the directors believe that, as a result of the Company's entry into the sports equipment business, the Company will achieve profitability at an earlier date that the Company would have (if at all) in the drug testing business, thereby permitting legally the payment of dividends, Mr. Blumenfeld has advised the directors that any earnings will be used to develop the business and, accordingly, no dividends are currently contemplated even if the Company achieves his expectations. The directors believe that the Minority Stockholders will realize some return on their investments through an increase in the market price of the Common Stock if such earnings are achieved. There can be no assurance as to the Company achieving profitability or, if it does, as to the timing thereof or as to any increase in the market price of the Common Stock. In addition, the prior percentage ownership did not permit the Minority Shareholders to effect the vote on the election of directors or on any other matters so long as the directors and the 5% beneficial owner voted together. Accordingly, the further reduction in their percentage ownership caused by the transactions contemplated by this Proxy Statement will not deprive the Minority Stockholders of a voting right which they currently have. There will be no other changes in the rights of the Minority Shareholders.

            PROPOSED NOMINEES FOR DIRECTORSHIPS


	If the first proposal set forth in the Notice of Special Meeting is approved and Mr. Blumenfeld subsequently purchases the controlling stock interest in the Company, he intends to designate to the current Board the three persons hereinafter named for election as directors of the Company and, pursuant to the Stock Purchase Agreement, the Board will elect them. In addition, two current directors (currently expected to be John Pappajohn and Stephen C. Turner) will resign and only one current director (expected to be Jeff Davidowitz) will continue to serve.

	Certain information with respect to Mr. Blumenfeld's designees for election as directors is as follows:

<PAGE 11>

	Michael J. Blumenfeld, age 51, will serve as the President and Chief Executive Officer of the Company, currently serving in such capacities for CPI. From 1992 until November 1996, he was the Chairman of the Board and Chief Executive Officer of Sports Supply, from which public company he resigned in November 1996.

	Robert W. Philip, age 62 was an Executive in Residence and Lecturer in the Department of Accounting of the College of Business Administration at the University of North Texas in Denton, Texas from September 1989 until May 1994. Prior to that time, Mr. Philip served as an audit partner with Arthur Andersen, S.C. for approximately 18 years. Mr. Philip is also a director of Medical Control, Inc. (Nasdaq: MDCL), a health care cost management company. Mr. Philip is currently retired from the University of North Texas and Arthur Andersen, S.C.

	William A. Watkins, Jr., age 55, has been a partner of Watkins, Watkins and Keenan, a certified public accounting firm, since December 1971. He also serves as a director of Aurora Electronics, Inc. (AMEX: AUR), a provider of specialized distribution and materials support services to the electronics industry.

	There are no family relationships between any of the foregoing designees and the current directors or between the foregoing designees and the officers named under "Proposal One: To Enter A New Business-Purchase of Collegiate Pacific, Inc."

                   FINANCIAL STATEMENTS

	The following audited financial statements appear in the Company's Annual Report on Form 10-KSB (the "Annual Report"), a copy of which Annual Report accompanies the Proxy Statement, and are incorporated herein by this reference.

                                          											  Page in
		Item								                                        	Form 10-KSB
  ----                                                 -----------

	Independent Auditors' Report......................      		10
	Balance Sheets as of June 30, 1997 and 1996.......      		11
	Statements of Operations for the years ended
   June 30, 1997 and 1996..........................      		12
	Statements of Changes in Stockholders' Equity
   for the years ended June 30, 1997 and 1996......      		13
	Statements of Cash Flows for the years ended
   June 30, 1997 and 1996..........................      		14
	Notes to Financial Statements.....................      		15

                UNAUDITED PRO FORMA BALANCE SHEET

	The following Unaudited Pro Forma Balance Sheet of the Company is based on the historical financial statements of the Company incorporated by reference into this Proxy Statement as adjusted to give effect to (1) the proposed purchase of shares of the Common Stock by Michael J. Blumenfeld and the others as set forth in this Proxy Statement and (2) the proposed subsequent acquisition of CPI even though it has conducted no marketing activities and its sole operations have been to do market research, acquire inventory, prepare marketing brochures and engage personnel

<PAGE 12>

in anticipation of entering the business of manufacturing and distributing sports equipment to the institutional markets.

	The Unaudited Pro Forma Balance Sheet gives effect to the sale of such shares as if the sale had occurred as of June 30, 1997. The Unaudited Pro Forma Balance Sheet should be read in conjunction with the historical financial statements of the Company, including the notes thereto. The Unaudited Pro Forma Balance sheet does not purport to represent what the Company's actual financial position would have been if the sale of shares in fact occurred on such date or to project the Company's financial position at any future date. The Unaudited Pro Forma Balance Sheet does not give effect to any transactions other than the sale of an aggregate of 11,250,000 shares of the Common Stock for an aggregate purchase price of $2,300,000 and the proposed subsequent acquisition of CPI for an estimated cost of $400,000.

	No pro forma statement of operations is included because CPI is a start-up operation, having realized no revenues and incurring only expenses related to doing market research, acquiring inventory, preparing sales catalogs and engaging personnel. Its loss through August 22, 1997 is reflected in the adjustment column of the Unaudited Pro Forma Balance Sheet.

                           DSSI CORPORATION

                  UNAUDITED PRO FORMA BALANCE SHEET
                        As of June 30, 1997

		                                           	Pro Forma	        Pro Forma
                                Historical	   Adjustments	      As Adjusted
                                ----------    -----------       -----------
Assets
Current Assets:
	Cash	                          $ 801,979	    $2,300,000(1)	   $3,101,978.60
	Accounts receivable, not of
  allowance of $60,000 at
  June 30, 1997                   	53,073	          -	                53,073
	Receivable from purchase
  holdback	                       160,000	          -               	160,000
	Inventory	                         -	          177,855(2)	         	177,855
	Prepaid expenses and other	       42,044	          500(2)	           42,544
                                ---------     ---------            ---------
Total Current Assets	           1,057,096    	2,478,355	           3,535,451

Equipment and improvements,
 net	                               1,506	       33,455(2)	           34,961

Other Assets:
	Deposits	                          8,585           	-	                8,585
	Patents or Trademark	               -	          41,928(2)	           41,928
	Miscellaneous	                      -	          26,374(2)            26,374
                               ----------    ----------           ----------
Total Assets	                  $1,067,187	   $2,580,112	          $3,647,299
                               ----------    ----------           ----------
                               ----------    ----------           ----------

Liabilities and Stockholders'
Equity
 Current Liabilities:
		Current maturities of
   long-term debt and capital
   leases	                       $233,213         	-	               $233,213
		Accounts payable and
   accrued expenses	               72,346     	$  9,827(2)           	82,173
		Loan from Shareholder	             -	         355,908(2)	          355,908
                                 --------     ---------              -------
		   Total Current Liabilities	   305,559	      365,735	             671,294

Stockholders' Equity
	Class "A" preferred stock,
   $0.01 par value; 2,000
	  Shares authorized; none issued
	Common stock, $0.01 par
   value; 20,000,000
	  Shares authorized: 4,446,017
   shares at June 30, 1997
	  issued and outstanding	         44,460      	115,000	             159,460
	Additional paid-in-capital	   15,118,555	    2,185,500	          17,303,555

<PAGE 13>

                                            			Pro Forma	        Pro Forma
	                            	Historical	      Adjustments	      As Adjusted
                              ----------       -----------       -----------

	Accumulated deficit	       (14,401,387)	      (85,623)(2)     	(14,487,010)
                            ------------       --------         -----------
	   Total Stockholders'
     Equity	                    761,628	     2,214,377	           2,976,005
                            ------------     ---------          -----------
Total Liabilities and
 Stockholders' Equity      $  1,067,187     	$2,580,112        	$ 3,647,299
                           ------------      ----------         -----------
                           ------------      ----------         -----------

_______________________

(1)	This amount represents the gross purchase price for
    11,250,000 shares of the Common Stock and does not reflect any reduction for the expenses relating to the proposed sales of shares of the Common Stock.

(2)	These amounts are derived from the unaudited balance sheet of
    CPI as of August 22, 1997 and, of course, may vary from those on the actual date of purchase of the CPI assets.


                        MISCELLANEOUS

Costs of Solicitation

	The expenses in connection with the solicitation of proxies, including the cost of preparing assembling and mailing this Proxy Statement and the related material, will be borne by the Company. The Company will pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy materials to principals and obtaining their proxies. In addition to solicitations by mail, proxies may be solicited personally or by telephone or telegraph by directors and the sole officer of the Company, who will receive no additional compensation therefor.

Annual Report to Shareholders

	A copy of the Annual Report accompanies this Proxy Statement and its financial statements (Items 6 and 7) are incorporated herein by this reference. A copy of any exhibits to the Annual Report may be obtained by written or oral request to Patrick J. Brennan, Vice President, Chief Financial Officer and Secretary of the Company, at the principal office of the Company, the address of which is set forth in the introductory paragraph heading to this Proxy Statement. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.


                                   							DSSI CORPORATION

                                          /s/  Patrick J. Brennan
                                          -----------------------
                                   							Patrick J. Brennan, CPA
                                   							Secretary

Dated:  October 2, 1997

<PAGE A>

PROXY

                      	DRUG SCREENING SYSTEMS, INC.
               	P.O. Box 1570, West Chester, PA  19380
       	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           	SPECIAL MEETING OF SHAREHOLDERS - OCTOBER 22, 1997



	The undersigned hereby appoints Jeff Davidowitz and John Pappajohn, or either of them, as Proxy or Proxies of the undersigned with full power of substitution or revocation to attend and to represent the undersigned at the Special Meeting of Shareholders of DSSI Corporation (the "Company") to be held on October 22, 1997, and at any adjournments thereof, and to vote thereat the number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company the undersigned would be entitled to vote if personally present, in accordance with the directions indicated below.

	PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE
ENCLOSED ENVELOPE.

	Authorize the Company to enter the business of manufacturing and distributing sports equipment, which action will be effected through: (1) the sale of 10,000,000 shares of the Common Stock to Michael J. Blumenfeld at $.20 per share or an aggregate purchase price of $2,000,000 and (2) the sale by Mr. Blumenfeld to the Company, at cost, of the assets (including corporate name) of College Pacific Inc. f/k/a Nitro Sports Inc.:

	[] FOR 			[] AGAINST 				[] ABSTAIN

	Authorize the change of name of the Company from DSSI
Corporation to Collegiate Pacific Inc., but only if the prior proposal is approved and the sale to Mr. Blumenfeld is consummated.

	[] FOR 			[] AGAINST 				[] ABSTAIN

	If no specification is made, this proxy will be voted FOR the Proposals listed above.


Dated:_________________, 1997


Name:________________________________________

     _________________________________________
                                          										Please sign exactly
                                                    as name appears
                                                    above.  For joint
                                                    accounts, each joint
                                                    owner must sign.
                                                    Please give full
                                                    title if signing in
                                                    a representative
                                                    capacity.

                                          										Please check if you
                                                    plan to attend this
                                                    Special Meeting   []